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                                                                    Exhibit 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
RMS Networks, Inc. (formerly Retail Media Systems, Inc.)

    We consent to the use of our report included herein and to the references to our firm under the headings "Experts" and "Selected Consolidated Financial Data" in the prospectus.

                                                         /s/ KPMG LLP

Fort Lauderdale, Florida
April 5, 2000